Exhibit 99.1

PRESS RELEASE

ASPEN APPOINTS DAVID SCHICK
AS GROUP CHIEF OPERATING OFFICER

HAMILTON, Bermuda - 6 December 2017 - Aspen Insurance Holdings Limited (“Aspen” or the “Company”) (NYSE:AHL) announced today that David Schick has been appointed Group Chief Operating Officer.

David joins Aspen from Maybank where he was Executive Vice President, Group Strategy and Transformation and Director of Strategic Operational Excellence. At Maybank, he was responsible for driving effectiveness and efficiency Group-wide, including within the Insurance business. Prior to this, he was at Raiffeisen Bank International where he led transformational efforts from both a line and functional perspective. He has also worked at organizations such as Citigroup and Mercer Consulting driving transformation across multiple geographies, businesses and industries.

Chris O’Kane, Group Chief Executive Officer, commented: “David brings with him a wealth of business and strategic leadership as well as extensive experience of large change and transformation programs internationally. He will be responsible for leading our operational strategy across the Group including the delivery of our recently-launched effectiveness and efficiency program. We are delighted to welcome him to Aspen and he will be a valuable addition to our executive team.”

David replaces Richard Thornton who is leaving the business after almost four years at Aspen.

Chris O’Kane added: “I would like to thank Richard for the contribution he has made to the business during his time with us and to wish him every success in the future.”

- ENDS -

NOTES TO EDITORS:

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, France, Germany, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December

31, 2016, Aspen reported $12.1 billion in total assets, $5.3 billion in gross reserves, $3.6 billion in total shareholders’ equity and $3.1 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC (“S&P”), an “A” (“Excellent”) by A.M. Best Company Inc. (“A.M. Best”) and an “A2” by Moody’s Investors Service, Inc. (“Moody’s”).

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release may contain written “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “likely,” “continue,” “assume,” “objective,” “aim,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, each as filed with the U.S. Securities and Exchange Commission. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
Steve.colton@aspen.co
+44 20 7184 8337

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